Exhibit 99.1

FOR IMMEDIATE RELEASE

Avinger Announces Pricing of $3.55 Million Registered Direct Offering

Redwood City, Calif., July 12, 2018 - Avinger, Inc. (NASDAQ: AVGR), a leading developer of innovative treatments for peripheral artery disease (PAD), today announced that it has entered into a securities purchase agreement with certain institutional investors providing for the purchase and sale of 2,166,180 shares of common stock at a price of $1.6425 per share in a registered direct offering, resulting in total gross proceeds of approximately $3.55 million. The Company also agreed to issue unregistered warrants to the investors in a concurrent private placement to purchase up to 0.5 share of common stock for each share purchased with an exercise price of $1.58 per share. The warrants will be exercisable six months following the closing date and will expire three years following the date of issuance. The closing of the sale of the securities is expected to take place on or about July 16, 2018, subject to the satisfaction of customary closing conditions.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc., (NYSE American: LTS) is acting as exclusive placement agent for the registered direct offering and concurrent private placement.

The shares of common stock were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-209368), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on March 8, 2016. The warrants and shares issuable upon exercise of the warrants were offered in a concurrent private placement and have not been registered under the Securities Act of 1933, as amended.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by the Company with the SEC. When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Ladenburg Thalmann & Co. Inc., Prospectus Department, 277 Park Avenue, 26th Floor, New York, New York 10172 or by email at prospectus@ladenburg.com.

About Avinger, Inc.

Avinger is a commercial-stage medical device company that designs and develops the first-ever image-guided, catheter-based system that diagnoses and treats patients with peripheral artery disease (PAD). Avinger is dedicated to radically changing the way vascular disease is treated through its Lumivascular platform, which currently consists of the Lightbox imaging console, the Ocelot family of chronic total occlusion (CTO) catheters, and the Pantheris® family of atherectomy devices. Avinger is based in Redwood City, CA. For more information, please visit www.avinger.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding Avinger’s financing and anticipated closing. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include our dependency on a limited number of products; our ability to demonstrate the benefits of our Lumivascular platform; the resource requirements related to Pantheris; the outcome of clinical trial results; potential exposure to third-party product liability, intellectual property and other litigation; lack of long-term data demonstrating the safety and efficacy of our Lumivascular platform products; experiences of high-volume users of our products may lead to better patient outcomes than those of physicians that are less proficient; reliance on third-party vendors; dependency on physician adoption; reliance on key personnel; and requirements to obtain regulatory approval to commercialize our products; as well as the other risks described in the section entitled “Risk Factors” and elsewhere in our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2018. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Avinger disclaims any obligation to update these forward-looking statements.

Investor Contact:
Mark Weinswig
Chief Financial Officer
Avinger, Inc.
(650) 241-7916
ir@avinger.com